UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 12, 2019
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 8 – Other Events

Item 8.01. Other Events

As reported by Ohio Valley Banc Corp. ("OVBC") previously, a new Ohio law, which places numerous restrictions on short-term and small loans extended by certain non-bank lenders in Ohio, was signed into law on July 30, 2018, and applies to loans made after April 26, 2019.  The law may adversely affect almost all of the lending of Loan Central, Inc. ("Loan Central"), a wholly-owned consumer finance subsidiary of OVBC, consisting of its tax refund related loans.  Of OVBC's $11.9 million of net income for 2018, up to $0.8 million was contributed by such tax refund related lending.  Because most of Loan Central's lending each year occurs before the end of April, the new law should not have a material effect on the net income of OVBC for 2019.  OVBC and Loan Central will continue to analyze the law and pursue potential ways to reduce the effect of the law on OVBC's income before Loan Central's 2020 tax related lending season, which commences in late 2019.  If OVBC's efforts are not successful, which is a substantial likelihood, Loan Central's tax refund related lending could be rendered impossible, and OVBC's income will, as a result, be adversely impacted by the loss of that source of income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	February 12, 2019	By:	/s/Thomas E.Wiseman
Thomas E. Wiseman President and Chief Executive Officer